EXHIBIT 99.1

Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) Announces Resolution
of Objection of Securities Class Action Lead Plaintiff

VANCOUVER, BRITISH COLUMBIA – (Marketwired – October 27, 2017) – Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) (the “Company”) today announced that the Company and its affiliated debtors (collectively, the “Debtors”) have reached an agreement in principle to settle the claim asserted against the Company by the Plumbers & Pipefitters National Pension Fund, in its capacity as court-appointed lead plaintiff (the “Lead Plaintiff”) in the securities class action litigation styled as Nieves v. Performance Sports Group Ltd., et al., Case No. 1:16-CV-3591-GHW (S.D.N.Y.) and any potential objection of the Lead Plaintiff to the joint Chapter 11 plan of liquidation (the “Plan”) put forward by the Company.

The settlement is conditional on, among other things, the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) which will be sought in the Debtors’ jointly administered Chapter 11 cases pending in the Bankruptcy Court and the CCAA proceedings pending before the Canadian Court in conjunction with confirmation of the Plan and a companion approval order.

The Bankruptcy Court and Canadian Court are jointly overseeing the Debtors’ restructuring proceedings.
Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to future hearings of the Bankruptcy Court and the Canadian Court, required approvals of the Bankruptcy Court and the Canadian Court, and Plan confirmation. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s circumstances to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the inherent risk and uncertainty involved in the Debtors’ bankruptcy proceedings, including with respect to confirmation and consummation of the Plan, the degree of cooperation of the Debtors’ creditors and other stakeholders of the Company, the extent of the Debtors’ ability to meet certain obligations during the bankruptcy proceedings, the extent of the Debtors’ ability to obtain approval with respect to motions in their bankruptcy proceedings, the courts’ rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time of the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, increased legal and advisory costs related to the bankruptcy proceedings and other litigation, risks associated with the bankruptcy proceedings, including regulatory actions and the claims process, and to the extent applicable, other factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information

Information about the Company and its restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg. Further information will be provided within the context of the Canadian and U.S. court proceedings.

The jointly administered chapter 11 cases are captioned In re Old BPSUSH Inc. et al., Ch. 11 Case No. 16-12373 (KJC) (Bankr. D. Del. Oct. 31, 2016).

Contact Information

Michael J. Wall
Tel 1-855-631-5352